EXHIBIT 4.0





















                         BELL CANADA INTERNATIONAL INC.





                            SHARE PURCHASE AGREEMENT
                               DATED MAY 31, 2002



















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                                                                  EXECUTION COPY









                            SHARE PURCHASE AGREEMENT

                                      among

                         BELL CANADA INTERNATIONAL INC.,

                 BELL CANADA INTERNATIONAL INVESTMENTS LIMITED.

                                       and

                           AMERICA MOVIL, S.A. DE C.V.

                                   dated as of

                                  May 31, 2002



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                                TABLE OF CONTENTS

                                                                          Page
                                    ARTICLE I

                                   DEFINITIONS

1.1      Defined Terms.......................................................1

                                   ARTICLE II

                    PURCHASE AND SALE OF THE PURCHASED SHARES

2.1      Purchase and Sale of the Purchased Shares...........................6
2.2      Consideration for the Purchased Shares..............................6
2.3      Closing.............................................................7
2.4      Closing Deliveries..................................................7

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE BCI GROUP

3.1      Organization and Good Standing......................................8
3.2      Authorization of Agreement..........................................8
3.3      No Conflicts........................................................8
3.4      Governmental Consents and Approvals.................................9
3.5      Ownership and Transfer of the Purchased Shares......................9
3.6      Litigation..........................................................9
3.7      No Broker..........................................................10

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF AMX

4.1      Organization and Good Standing.....................................10
4.2      Authorization of Agreement.........................................10
4.3      No Conflicts.......................................................10
4.4      Governmental Consents and Approvals................................11
4.5      Litigation.........................................................11
4.6      No Broker..........................................................11
4.7      Tess Notes.........................................................11

                                    ARTICLE V

                           COVENANTS OF THE BCI GROUP

5.1      BCI BVI V..........................................................12
5.2      Non-Compete........................................................12
5.3      No-Shop............................................................12


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                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page
                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1      Public Announcements...............................................13
6.2      Regulatory and Other Authorizations; Notices and Consents..........13
6.3      Notice of Developments.............................................13
6.4      Further Action.....................................................13

                                   ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

7.1      Conditions Precedent to Obligations of AMX.........................14
7.2      Conditions Precedent to Obligations of the BCI Group...............15

                                  ARTICLE VIII

                                 INDEMNIFICATION

8.1      Survival of Representations and Warranties.........................16
8.2      Indemnification....................................................16
8.3      Indemnification Procedures.........................................16

                                   ARTICLE IX

                             TERMINATION AND WAIVER

9.1      Grounds for Termination............................................17
9.2      Effect of Termination..............................................17
9.3      Waiver.............................................................18

                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Expenses...........................................................18
10.2     Notices............................................................18
10.3     Headings...........................................................19
10.4     Severability.......................................................19
10.5     Entire Agreement...................................................20
10.6     Assignment.........................................................20
10.7     No Third Person Beneficiaries......................................20
10.8     Amendment..........................................................20
10.9     Governing Law......................................................20
10.10    Arbitration........................................................20
10.11    Counterparts.......................................................21
10.12    Waiver of Jury Trial...............................................22

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                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page


10.13    Set-off............................................................22
10.14    Specific Performance...............................................22




                                       iii
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                                TABLE OF CONTENTS





                                LIST OF EXHIBITS:

Exhibit A           Form of 2003 Note Guarantee
Exhibit B           Form of BCE Agreement
Exhibit C           Form of October Payment Release
Exhibit D           Form of Reimbursement and Guarantee Fee Agreement
                    Termination Letter
Exhibit E           Form of Supplemental Agreement Release
Exhibit F           Form of Technical Assistance and Secondment Agreements
                    Termination Letters
Exhibit G           Form of Tess Notes Releases
Exhibit H           Form of 2003 Note
Exhibit I           Form of Opinion of Franck, Galicia y Robles, S.C.
Exhibit J           Form of Opinion of Ogilvy Renault
Exhibit K           Form of Opinion of Smith-Hughes, Raworth & Mckenzie
Exhibit L           Form of Opinion of Mello Jones & Martin
Exhibit M           Form of Amendment to Memorandum and Articles of Association
                    of BCI BVI V



                                       iv
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                  SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of May
31, 2002, among Bell Canada International Inc., a corporation organized under the laws of Canada ("BCI"), and its wholly owned subsidiary Bell Canada International Investments Limited, a corporation organized under the laws of the British Virgin Islands ("BCI Investments," and together with BCI, the "BCI Group"), and America Movil, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("AMX").

                  WHEREAS, BCI, AMX (as successor in interest to Telefonos de Mexico, S.A. de C.V.) and SBC International, Inc., a corporation organized under the laws of the State of Delaware ("SBCI"), have entered into an Amended and Restated Joint Venture Agreement, dated as of September 25, 2000, as amended and supplemented from time to time, pursuant to which Telecom Americas Ltd., a company organized under the laws of Bermuda ("TAL"), was formed;

                  WHEREAS, BCI Investments owns 10,353.94 common shares of TAL (the "Purchased Shares"), representing as of the date of this Agreement 39.09% of the issued and outstanding common and preferred shares of TAL; and

                  WHEREAS, BCI Investments now desires to sell to AMX, and AMX desires to purchase from BCI Investments, the Purchased Shares, in accordance with the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the parties hereby agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "2003 Note" shall have the meaning ascribed thereto in Section 2.2.

         "2003 Note Guarantee" shall mean the guarantee by Telcel and AMX of the 2003 Note, substantially in the form of the guarantee attached hereto as Exhibit A.

         "Action" shall mean any claim, action, suit, demand, Order, consent, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, such specified Person.

         "Amended and Restated Credit Agreement" shall mean that Amended and Restated Credit Agreement dated as of March 8, 2002 (as amended or supplemented from time to time), among BCI, as Borrower, and Citibank Canada, as Co-arranger, Syndication Agent and Lender, and Bank of Montreal, as Co-arranger, Administrative Agent, Documentation Agent and Lender, and Royal Bank of Canada, as Co-arranger and Lender, and the Toronto Dominion Bank, as Managing Agent and Lender and Credit Suisse First Boston, National Bank of Canada and BNP Paribas (Canada), as Lenders.

         "Americel" shall mean Americel S.A., a corporation organized under the laws of the Federative Republic of Brazil.

         "AMX" shall have the meaning ascribed thereto in the Preamble.

         "AM Latin America" shall mean AM Latin America, LLC, a limited liability company organized under the laws of Delaware.

         "ANATEL" shall mean the Agencia Nacional de Telecomunicacoes - ANATEL of the Federative Republic of Brazil.

         "BCE" shall mean BCE Inc., a corporation organized under the laws of Canada.


         "BCE Agreement" shall mean an agreement between AMX and BCE substantially in the form attached hereto as Exhibit B.

         "BCI" shall have the meaning ascribed thereto in the Preamble.

         "BCI Group" shall have the meaning ascribed thereto in the Preamble.

         "BCI BVI V" shall have the meaning ascribed thereto in Section 5.1.

         "BCI Investments" shall have the meaning ascribed thereto in the Preamble.

         "BCI Lenders" shall mean the lenders under the Amended and Restated Credit Agreement.

         "BCI Lenders Consent" shall mean (i) the consent of the BCI Lenders under the Amended and Restated Credit Agreement to the sale by BCI Investments to AMX (or its designee(s)) of the Purchased Shares hereunder, (ii) the consent of the BCI Lenders to the amendments to the Shareholders Agreement set forth in that Agreement and Amendment dated as of the date hereof, among BCI, BCI Investments, AMX and AM Latin America, LLC and (iii) the release of the Pledge.

         "BCI Noteholders Approval" shall mean such approvals of the holders of the BCI Notes as are required under the Indenture and applicable Law to permit the consummation of the transactions contemplated in this Agreement and the other Transaction Documents.

         "BCI Notes" shall mean the 11% senior unsecured notes of BCI due September 29, 2004.

         "BCI Shareholders Approval" shall mean such approvals of the shareholders of BCI as are required under applicable Law to permit the consummation of the transactions contemplated in this Agreement and the other Transaction Documents.

         "Business" shall have the meaning ascribed thereto in Section 5.2.


                                       2
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         "Business Day" shall mean any day that is not a Saturday, a Sunday or any other day on which banks or stock exchanges are required or authorized by Law to be closed in New York City, New York, the City of Montreal, Canada or the City of Sao Paulo, Brazil.

         "CADE" shall mean the Conselho Administrativo de Defesa Economica - CADE of the Federative Republic of Brazil.

         "Cash Payment" shall have the meaning ascribed thereto in Section 2.2.

         "Closing" shall have the meaning ascribed thereto in Section 2.3.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Closing Order" shall mean an order of a court of competent jurisdiction approving the performance by BCI of its obligations under this Agreement, which order has not been stayed.

         "Control" (including the terms "Controlled by" and "under Common Control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; provided, however, that a Person shall not be deemed to Control any Person that is a publicly traded company if its ownership of voting securities does not constitute a majority of voting securities of such Person.

         "Dispute" shall have the meaning ascribed thereto in Section 10.10.

         "Equity Interests" shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities (including debt securities) convertible into or exchangeable for shares of capital stock of (or other ownership of profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are issued or otherwise existing on any date of determination.

         "Funding Agreement and Amendment" shall mean that Funding Agreement and Amendment dated as of the date hereof, among BCI, BCI Investments, AMX, AM Latin America, SBCI Brazil Holding and TAL.

         "Governmental Authority" shall mean, in any applicable jurisdiction, any federal, provincial, state, territorial or local government, any governmental, regulatory or administrative authority, agency or commission or any court or tribunal or arbitral body.

         "Governmental Order" shall mean any Order, writ, judgment, injunction, decree, agreement, stipulation, determination or award of any Governmental Authority.


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         "ICC" shall have the meaning ascribed thereto in Section 10.10.

         "Indemnified Party" shall have the meaning ascribed thereto in Section 8.2.

         "Indemnifying Party" shall have the meaning ascribed thereto in Section 8.2.

         "Indenture" shall mean the indenture dated September 29, 1999, between BCI and Montreal Trust Company - Compagnie Montreal Trust, in respect of the BCI Notes, as amended and supplemented from time to time.

         "Law" shall mean, in any applicable jurisdiction, any federal, provincial, state, territorial, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order, other requirement or rule of law.

         "Liens" shall mean all liens (including, without limitation, environmental and tax liens), mortgages, charges, pledges, security interests or encumbrances of any nature whatsoever.

         "Loss" or "Losses" shall mean any liabilities, losses, damages, claims, costs, and expenses (including reasonable and documented attorney's fees).

         "October Payment Release" shall mean a release of BCI from its obligations pursuant to Section 3.05(e)(ii) of the Reorganization Agreement, substantially in the form of the release attached hereto as Exhibit C.

         "Order" shall mean the entry in any judicial or administrative proceeding brought under any Law by any Governmental Authority or any other Person for a permanent or preliminary injunction or other similar order.

         "Person" shall mean any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group, that would be deemed to be a person under section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Pledge" shall mean the charge in favor of the BCI Lenders on the Purchased Shares.

         "Purchased Shares" shall have the meaning set forth in the Recitals to this Agreement.

         "Reimbursement and Guarantee Fee Agreement Termination Letter" shall mean an agreement to terminate, with respect to BCI, the Reimbursement and Guarantee Fee Agreement dated as of February 8, 2002 among TAL, AMX and BCI, substantially in the form of the agreement attached hereto as Exhibit D.

         "Reorganization Agreement" shall mean the Reorganization Agreement dated as of January 22, 2002 among BCI, AMX, SBCI, BCI Investments, AM Latin America, LLC and TAL.


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         "SBCI" shall have the meaning ascribed thereto in the Recitals.

         "SBCI Brazil Holding" shall mean SBC International - Brazil Holding, Ltd., a company organized under the laws of the Cayman Islands.

         "SBCI Consent" shall mean the consent of SBCI and SBCI Brazil Holding under the Shareholders Agreement to the transfer of the Purchased Shares contemplated hereby.

         "Sercotel" shall mean Sercotel S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

         "Shareholders Agreement" shall mean that Amended and Restated Shareholders Agreement, dated as of April 19, 2002, among BCI Investments, AM Latin America, LLC, SBCI Brazil Holding and TAL.

         "Side Letter Agreement" shall mean the letter agreement dated March 8, 2002 among Bank of Montreal, Citibank Canada, The Toronto-Dominion Bank, Royal Bank of Canada, National Bank of Canada, BNP Paribas (Canada), Credit Suisse First Boston Canada and BCI, regarding the exercise of certain rights under the Purchased Shares given to the Administrative Agent in connection with the Amended and Restated Credit Agreement.

         "Subsidiary" or "Subsidiaries" of any Person shall mean any other Person of which (i) the first mentioned Person or any Subsidiary thereof is a general partner, or the voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries and (ii) more than 50% of the voting Equity Interests of such other Person is, directly or indirectly, owned or controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

         "Supplemental Agreement Release" shall mean a release of BCI from its outstanding obligations under the Telecom Americas Supplemental Agreement dated July 12, 2001 among BCI Investments, AM Latin America, LLC, SBC International -Brazil Holding, and TAL, as acknowledged and agreed by BCI, AMX and SBCI, pursuant to a release substantially in the form attached hereto as Exhibit E.

         "TAIL" shall mean Telecom Americas Investments Limited.
          ----

         "TAL" shall have the meaning ascribed thereto in the Recitals.

         "TAL Companies" shall mean the Subsidiaries of TAL and any operating company in which TAL, directly or indirectly, holds an Equity Interest.

         "Technical Assistance and Secondment Agreements Termination Letters" shall mean the agreements to terminate (i) the Technical Services Agreement, dated as of April 7, 1997, between BCI and Americel, (ii) the Secondment Agreement, dated as of July 2, 1997, between BCI and Americel, (iii) the Technical Services Agreement, dated as of April 14, 1998, between BCI and Telet and (iv) the Secondment Agreement, dated as of April 14, 1998, between BCI and Telet, substantially in the form of the agreements attached hereto as Exhibit F.

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         "Telcel" shall mean Radiomovil Dipsa, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

         "Telet" shall mean Telet S.A., a corporation organized under the laws of the Federative Republic of Brazil.

         "Tess Notes" shall mean (i) the Amended and Restated 3.716% Guaranteed Note Due 2004, No. S-1, dated November 6, 2001, in the principal amount of U.S.$222,980,169 made by Telecom Americas Investments Ltd. in favor of Inmobiliaria Carso, S.A. de C.V. and (ii) the 3.399% Guaranteed Note Due 2004, No. S-1, dated November 6, 2001, in the principal amount of U.S.$92,657,331 made by Telecom Americas Investments Ltd. in favor of Carso Global Telecom, S.A. de C.V. and subsequently transferred to America Telecom, S.A. de C.V.

         "Tess Notes Releases" shall mean the full and unconditional release of BCI by the holders of the Tess Notes from any and all obligations of BCI under BCI's guarantees of the Tess Notes and under the fiscal agency agreement related to the Tess Notes, substantially in the form of the releases attached hereto as Exhibit G.

         "Transaction Documents" shall mean this Agreement, the 2003 Note, the 2003 Note Guarantee, the Funding Agreement and Amendment, the October Payment Release, the Reimbursement and Guarantee Fee Agreement Termination Letter, the Supplemental Agreement Release, the Technical Assistance and Secondment Agreement Releases, the Tess Notes Releases and any other agreement, certificate or instrument delivered pursuant to this Agreement.

         "U.S.$" or "U.S. dollars" shall mean United States dollars.
          -----      ------------

                                   ARTICLE II

                   PURCHASE AND SALE OF THE PURCHASED SHARES

     2.1 Purchase and Sale of the Purchased Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, BCI shall cause BCI Investments to sell, and BCI Investments shall sell, to AMX (or its designee(s)), and AMX (or its designee(s)) shall purchase from BCI Investments, the Purchased Shares, free and clear of all Liens and together with all rights attaching thereto.

    2.2 Consideration for the Purchased Shares. The aggregate consideration to be paid to BCI Investments for the Purchased Shares shall consist of (a) a cash payment in U.S. dollars equal to U.S. $150,000,000 less, if the Closing Date occurs before October 1, 2002, an amount in U.S. dollars equal to the product obtained by multiplying (i) U.S. $20,625,000, times (ii) the fraction that the actual number of days between the Closing Date and October 1, 2002 represent of a 365-day calendar year (the "Cash Payment"), and (b) a non-interest bearing, non-negotiable promissory note of Sercotel due March 1, 2003, in the principal amount of U.S.$220,000,000, payable to BCI Investments and guaranteed by AMX and Telcel, substantially in the form attached hereto as Exhibit H (the "2003 Note").


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     2.3  Closing. The closing of the transactions provided for in this
Agreement (the "Closing") shall be held at the offices of Cleary, Gottlieb, Steen & Hamilton, 1 Liberty Plaza, New York, NY 10006 as soon as practicable (but in any event no more than five (5) Business Days) after each of the conditions set forth in Article VII of this Agreement (other than those conditions relating to the delivery of certificates on or prior to the Closing) shall have been fulfilled or waived in accordance herewith, or at such other time and date as the parties hereto may designate by mutual consent.

     2.4 Closing Deliveries. (a) At the Closing, AMX shall deliver (or shall cause to be delivered) to the BCI Group:

          (i) the Cash Payment, by wire transfer of immediately available funds to the bank account designated in writing by BCI Investments at least five business days prior to the Closing Date;

          (ii) the 2003 Note, duly executed by Sercotel;

          (iii)the 2003 Note Guarantee, duly executed by AMX and Telcel;

          (iv) the written opinion of Franck, Galicia y Robles, S.C., addressed to BCI and dated as of the Closing Date, substantially in the form of
          Exhibit I annexed hereto; and

          (v) a certificate signed by an authorized officer of AMX as to AMX's compliance with the conditions set forth in paragraphs (a) and (b) of
          Section 7.2.

     (b) At the Closing, the BCI Group shall deliver (or shall cause to be delivered) to AMX:

          (i) certificates for the Purchased Shares in the name of AMX or its designee(s) or certificates for the Purchased Shares in the name of BCI Investments accompanied by valid instruments of transfer duly executed by BCI Investments to vest in AMX or its designee(s) good title to the Purchased Shares;

          (ii) a resignation letter, in form reasonably satisfactory to AMX, from each member of the board of directors and statutory auditors of TAL designated by BCI Investments, effective as of the Closing and stating that he or she has no claims against TAL, any of the TAL Companies or any of the TAL shareholders;

          (iii)the BCE Agreement, duly executed by BCE;

          (iv) the written opinion of Ogilvy Renault, addressed to AMX and dated as of the Closing Date, substantially in the form of Exhibit J annexed hereto;

          (v) the written opinion of Smith-Hughes, Raworth & Mckenzie, addressed to AMX and dated as of the Closing Date, substantially in the form of Exhibit K annexed hereto;


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          (vi) the written opinion of Mello Jones & Martin addressed to AMX and dated as of the Closing Date, substantially in the form of Exhibit L annexed hereto; and

          (vii)certificates, each signed by an authorized officer of BCI and BCI Investments, as to the BCI Group's compliance with the conditions set forth in paragraphs (a) and (b) of Section 7.1.

                                  ARTICLES III

                REPRESENTATIONS AND WARRANTIES OF THE BCI GROUP

     BCI and BCI Investments jointly and severally represent and warrant to AMX that:

     3.1 Organization and Good Standing. Each of BCI and BCI Investments is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     3.2 Authorization of Agreement. Each of BCI and BCI Investments has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of BCI and BCI Investments of this Agreement and the other Transaction Documents to which it is a party, the performance by it of its respective obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite action. This Agreement has been and each of the other Transaction Documents to which each of BCI and BCI Investments is a party has been, or upon its execution will be, duly executed and delivered by it, and (assuming, if applicable, due authorization, execution and delivery by each of the other parties hereto and thereto) this Agreement constitutes and, upon its execution, each of the other Transaction Documents constitutes or shall constitute, a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

     3.3 No Conflicts. Except as set forth in Schedule 3.3 (solely with respect to the date hereof and not the Closing Date, on which Schedule 3.3 will not serve as an exception to this representation), and assuming all consents, approvals, authorizations and other actions described in Section 3.4 have been obtained and all filings and notifications listed in Schedule 3.4 have been made, the execution, delivery and performance by each of BCI and BCI Investments of this Agreement and the other Transaction Documents to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation and by-laws or similar organizational documents, (b) conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or businesses, (c) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to any other Person any rights of termination, amendment, acceleration, suspension, revocation or cancellation pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of its assets or properties is bound or affected or (d) give rise to a right in favor of any party to obtain a permanent injunction against the consummation of the transactions contemplated by this Agreement or to recover damages from AMX or any Affiliate of AMX as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement by BCI or BCI Investments if such right arises from any obligation of BCI or BCI Investments under (i) the certificate of incorporation and by-laws or similar organizational documents of BCI or BCI Investments, (ii) any Law or Governmental Order applicable to BCI or BCI Investments or any of its assets, properties or businesses, or (iii) any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which BCI or BCI Investments is a party or by which any of its assets or properties is bound or affected.


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     3.4  Governmental Consents and Approvals. Except as set forth in
Schedule 3.4, the execution, delivery and performance by each of BCI and BCI Investments of this Agreement and each of the other Transaction Documents to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

     3.5  Ownership and Transfer of the Purchased Shares. 1. BCI
Investments owns beneficially and of record all of the Purchased Shares, and the Purchased Shares to be transferred by BCI Investments at the Closing constitute all of the Equity Interests in TAL owned directly or indirectly by BCE, BCI, BCI Investments and their Affiliates. Except as set forth in Schedule 3.5(a), the Purchased Shares are free and clear of all Liens. At the Closing, BCI Investments will deliver all of the Purchased Shares to AMX (or its designee(s)) free and clear of all Liens.

     (a) Except as set forth in Schedule 3.5(b) (solely with respect to the date hereof and not the Closing Date, on which Schedule 3.5(b) will not serve as an exception to this representation), there are no outstanding or authorized options, warrants, calls, convertible securities, preemptive rights (statutory or contractual), subscription rights, commitments or other rights, agreements, arrangements or commitments of any character currently in effect, including, without limitation, rights of first refusal, rights of first offer, or other comparable rights relating to the Purchased Shares, and there are no securities outstanding which, upon conversion or exchange, would require the sale or transfer of any of the Purchased Shares.

     (b) Except as set forth in Schedule 3.5(c), there are no voting trusts, stockholder agreements, proxies or other agreements or understandings currently in effect with respect to the voting, ownership or transfer of any of the Purchased Shares.

     3.6 Litigation. (a) Except as set forth in Schedule 3.6 (a), as of the date hereof there is no suit, action, proceeding, investigation, claim or order pending or, to the best knowledge of either BCI or BCI Investments after due inquiry, threatened against either BCI or BCI Investments, or to which either BCI or BCI Investments is otherwise a party, (i) which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, (ii) which would be reasonably likely to materially adversely affect either BCI's or BCI Investments' ability to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (iii) which seeks an order of relief or a decree in bankruptcy or under any law affecting creditors' rights similar to bankruptcy.

     (b) As of the date hereof, each of BCI and BCI Investments (i) has paid, and is able to pay, its debts generally as they become due, (ii) has not commenced a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to bankruptcy law; and (iii) has not formally approved or consented by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding.

     3.7 No Broker. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the BCI Group in such manner as to give rise to any valid claim against AMX, TAL or any of their Affiliates for any broker's or finder's fee or similar compensation in connection with the transactions contemplated in this Agreement or the other Transaction Documents.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF AMX

               AMX represents and warrants to the BCI Group that:

     4.1 Organization and Good Standing. Each of AMX and Sercotel is a corporation duly organized, validly existing and in good standing under the laws of Mexico.

     4.2 Authorization of Agreement. (a) AMX has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which AMX is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite action. This Agreement and each of the other Transaction Documents to which AMX is a party has been, or upon its execution will be, duly executed and delivered by it, and (assuming, if applicable, due authorization, execution and delivery by each of the other parties hereto and thereto) this Agreement constitutes and, upon its execution, each of the other Transaction Documents constitutes or shall constitute, a legal, valid and binding obligation of AMX, enforceable against it in accordance with its terms.

     (b) Sercotel has all necessary corporate power and authority to execute and deliver the 2003 Note, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the 2003 Note by Sercotel, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby will be duly authorized by all requisite action on or prior to Closing. The 2003 Note, upon execution and delivery, will be, duly executed and delivered by Sercotel and shall constitute, a legal, valid and binding obligation of Sercotel, enforceable against it in accordance with its terms.

     4.3 No Conflicts. (a) Assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, the execution, delivery and performance by AMX of this Agreement and the other Transaction Documents to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation and by-laws or similar organizational documents, (b) conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to any other Person any rights of termination, amendment, acceleration, suspension, revocation or cancellation pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of its assets or properties is bound or affected.

     (b) The execution, delivery and performance by Sercotel of the 2003 Note will not (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation and by-laws or similar organizational documents, (b) conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to any other Person any rights of termination, amendment, acceleration, suspension, revocation or cancellation pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of its assets or properties is bound or affected.

     4.4  Governmental Consents and Approvals. (a) Except as set forth in
Schedule 4.4, the execution, delivery and performance by AMX of this Agreement and each of the other Transaction Documents to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

     (b) The execution, delivery and performance by Sercotel of the 2003 Note will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

     4.5 Litigation. There is no suit, action, proceeding, investigation, claim or order pending or, to the best knowledge of AMX after due inquiry, threatened against AMX or Sercotel, or to which either AMX or Sercotel is otherwise a party, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect AMX's or Sercotel's ability to consummate the transactions contemplated by, this Agreement and the other Transaction Documents.

     4.6 No Broker. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of AMX in such manner as to give rise to any valid claim against the BCI Group for any broker's or finder's fee or similar compensation in connection with the transactions contemplated in this Agreement or the other Transaction Documents.

     4.7 Tess Notes. The sole holders of the Tess Notes are Inmobiliaria Carso, S.A. de C.V. and America Telecom, S.A. de C.V.

                                   ARTICLE V

                           COVENANTS OF THE BCI GROUP

     5.1 BCI BVI V. BCI Investments agrees to, and BCI agrees to cause BCI Investments to (i) cause the adoption of amendments, to be effective as soon as practicable after the date hereof and in no event later than 15 Business Days after the date hereof, of the memorandum and articles of association of BCI BVI V, substantially in the form of the amendments attached hereto as Exhibit M and
(ii) transfer all of the preference shares of BCI (BVI) V Limited ("BCI BVI V") currently held by BCI Investments to BCE (or a wholly owned subsidiary thereof that is at the date of such transfer to such subsidiary able to pay its debts generally as they become due, has not commenced a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to bankruptcy law, and has not consented by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding) on or prior to Closing (or, if later, by the date that is 5 Business Days after the date on which the amendments referred to in paragraph (i) above are effective and on or after the Closing Order has been entered).

     5.2 Non-Compete . (a) BCI and BCI Investments agree that, during the 5-year period commencing on the Closing Date, neither BCI, BCI Investments nor any Subsidiary thereof will engage, directly or indirectly, in the business of providing wireless or broadband telecommunications services in Brazil (the "Business") or disclose or furnish to any other person the manner of conducting the Business, including, without limitation, the names of employees, suppliers, customers or prospective customers of the Business; provided that the continued direct or indirect ownership by BCI of its interest in Canbras Communications Corp. shall not constitute a violation of this provision.

     (b) BCI and BCI Investments agree and acknowledge that remedies at law for any breach of the provisions of this Section 5.2 are inadequate and that in addition thereto AMX shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     5.3 No-Shop. During the period from the date of this Agreement to the Closing, the BCI Group, its officers, directors, agents, representatives, advisers and employees, shall not, directly or indirectly, (a) solicit, initiate or encourage any inquiries, discussions or proposals from any other person relating to a possible acquisition of any portion of the Purchased Shares,
(b) continue, solicit, encourage or enter into negotiations or discussions relating to any such possible acquisition, or (c) enter into or consummate any agreement or understanding providing for any such acquisition. The BCI Group shall promptly notify AMX of, and communicate to AMX the terms of, any such inquiry, proposal or request for information received by, or any negotiations or discussions sought with, any of the BCI Group.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.1 Public Announcements. The parties agree that no press release or other public disclosure or announcement (whether written or oral) concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except as required by applicable securities laws or stock exchange rules. In the event a party is by applicable securities laws or stock exchange rules required to make such release, announcement or disclosure, such party shall give prior written notice to, and shall consult with, the other parties in order to coordinate any such disclosure or public announcement.

     6.2 Regulatory and Other Authorizations; Notices and Consents. Each of the parties hereto shall exercise its reasonable best efforts and shall cooperate with each other party to promptly provide the notifications to ANATEL and CADE required under applicable Law with respect to the transactions contemplated by this Agreement and the other Transaction Documents and to promptly obtain all material consents of third parties, authorizations of Governmental Authorities (including, without limitation, the Bermuda Monetary Authority), Orders and other approvals that are or become necessary for the consummation of the transactions contemplated by this Agreement, the other Transaction Documents and any other document entered into pursuant to the terms hereof or thereof, and shall exercise reasonable commercial efforts to provide regular updates on the status of such authorizations, consents, Orders and approvals to the other parties. None of the parties shall take any action that would have the effect of delaying, impairing or impeding the receipt of any of such authorizations, consents, Orders and approvals. Each party shall have responsibility for its respective fees and expenses arising in connection with such authorizations, consents, Orders and approvals.

     6.3 Notice of Developments. From the date hereof and up to and including the Closing, each party shall promptly notify each other party in writing of
(i) the occurrence or non-occurrence of any event, circumstance or fact which could reasonably be expected to result in any material breach of a representation or warranty of such party in this Agreement, (ii) any failure of such party or any of its subsidiaries to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, the other Transaction Documents and any other document entered into pursuant to the terms hereof or thereof, or (iv) any other material adverse development with respect to the conditions to Closing listed in Article VII; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not cure any breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.4 Further Action. (a) Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate the transactions contemplated by this Agreement, the other Transaction Documents and any other document entered into pursuant to the terms hereof or thereof.

     (b) Without limiting the generality of the foregoing, the BCI Group shall exercise their reasonable best efforts to obtain (unless already obtained on or prior to the date hereof) as soon as possible after the date hereof (i) the BCI Lenders Consent, (ii) the BCI Noteholders Approval, (iii) the BCI Shareholders Approval, (iv) the Closing Order and (v) the Reimbursement and Guarantee Fee Agreement Termination Letter, and AMX shall exercise its reasonable best efforts to obtain (unless already obtained on or prior to the date hereof) as soon as possible after the date hereof (v) the Tess Notes Releases, (w) the Supplemental Agreement Release, (x) the Technical Assistance and Secondment Agreements Termination Letters, (y) the October Payment Release and (z) the Reimbursement and Guarantee Fee Agreement Release.

                                  ARTICLES VII

                        CONDITIONS PRECEDENT TO CLOSING

     7.1 Conditions Precedent to Obligations of AMX. The obligations of AMX to consummate at the Closing the transactions contemplated by this Agreement and the other Transaction Documents are subject to the satisfaction at or prior to the Closing of each of the following conditions (unless satisfaction of any such condition is expressly waived in a writing delivered BCI or BCI Investments in accordance with the provisions of Section 10.2):

     (a) Each of the representations and warranties of the BCI Group contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if made on the Closing (other than such representations and warranties as are made as of a specified date other than the Closing Date, which shall be true and correct as of such specified date), except for those inaccuracies that do not result in the inability of BCI or BCI Investments to consummate the transactions in this Agreement.

     (b) Each of the covenants and agreements contained in this Agreement to be complied with by the BCI Group on or before the Closing shall have been complied with in all material respects.

     (c) Thereshall not have been instituted or commenced any Action (except for any Action that has been dismissed or settled) by a Governmental Authority, and there shall not be in effect any permanent or preliminary injunction or similar order, in each case seeking or purporting to prevent, (i) the consummation of the transactions contemplated by this Agreement or any other Transaction Document or (ii) the ownership by AMX or any of its Subsidiaries of any of the Purchased Shares.

     (d) No Law or Governmental Order shall be in effect having any of the effects described in paragraph (c) above.

     (e)  The Closing Order shall have been entered.

     (f)  The BCI Lenders Consent shall have been obtained.

     (g)  The Side Letter Agreement shall have been terminated.

     (h) AMX shall have received a written opinion from Mello Jones & Martin, substantially in the form of Exhibit L annexed hereto.

     (i) The BCE Agreement shall have been duly executed by BCE and delivered to AMX.

     (j) The Reimbursement and Guaranty Fee Agreement Termination Letter, shall have been duly executed by BCI and delivered to AMX and TAL.

     (k) The Funding and Amendment Agreement, shall have been duly executed by all parties thereto other than AMX, AM Latin America and SBCI Brazil and delivered to AMX and AM Latin America.

     (l) AMX shall have received the certificates and other documents and agreements listed in Section 2.4(b).

     7.2 Conditions Precedent to Obligations of the BCI Group. The obligations of the BCI Group to consummate at the Closing the transactions contemplated by this Agreement and the other Transaction Documents are subject to the satisfaction at or prior to the Closing of each of the following conditions (unless satisfaction of any such condition is expressly waived in a writing delivered to AMX in accordance with the provisions of Section 10.2):

     (a) Each of the representations and warranties of AMX contained in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as if made on the Closing.

     (b) Each of the covenants and agreements contained in this Agreement to be complied with by AMX on or before the Closing shall have been complied with in all material respects.

     (c) Thereshall not have been instituted or commenced by any Governmental Authority any Action (except for any Action that has been dismissed or settled), and there shall not be in effect any permanent or preliminary injunction or similar order, in each case seeking or purporting to prevent (y) the consummation of the transactions contemplated by this Agreement or any other Transaction Document or (z) the ownership by AMX or any of its Subsidiaries of any of the Purchased Shares.

     (d)  No   Law or Governmental Order shall be in effect having any of the effects described in paragraph (c) above.

     (e)  The Closing Order shall have been entered by the competent court.

     (f) The Supplemental Agreement Release shall have been duly executed by all parties thereto other than BCI and BCI Investments and delivered to the BCI Group.

     (g)  The SBCI Consent shall have been obtained.

     (h) The Tess Notes Releases shall been duly executed by Inmobiliaria Carso, S.A. de C.V. and America Telecom, S.A. de C.V., respectively, and TAIL and delivered to BCI.

     (i) The Technical Assistance and Secondment Agreements Termination Letters shall have been duly executed by all the parties thereto other than BCI and delivered to BCI.

     (j) The October Payment Release shall have been duly executed by all the parties thereto other than BCI.

     (k) The BCE Agreement shall have been duly executed by AMX and delivered to BCE.

     (l) BCI shall have received the certificates and other documents and agreements listed in Section 2.4(a).


                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1 Survival of Representations and Warranties. Subject to the limitations and other provisions of this Agreement, the representations and warranties and the covenants and other agreements of the parties hereto contained in this Agreement shall survive the Closing and shall remain in full force and effect.

     8.2 Indemnification. Each of the parties hereto agrees to indemnify and hold harmless (in such capacity, an "Indemnifying Party") each of the other parties hereto and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (in such capacity, each an "Indemnified Party") against and from all Losses incurred by such Indemnified Parties arising out of (i) the breach of any representation or warranty of each such Indemnifying Party contained herein, and (ii) the breach of any covenant or agreement of each such Indemnifying Party contained herein.

     8.3 Indemnification Procedures. An Indemnified Party shall give the Indemnifying Party prompt written notice of any claim, assertion, event or proceeding by or in respect of a third Person of which such Indemnified Party has knowledge concerning any Loss as to which such Indemnified Party may request indemnification hereunder, provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII, except to the extent the Indemnifying
Party is materially prejudiced by such failure. The Indemnifying Party shall have the right to direct, at its sole option and expense, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, the defense or settlement of any claim or proceeding the subject of indemnification hereunder, except where the Indemnifying Party has failed to timely undertake any defense, in which case the Indemnifying Party shall have no right to participate in any settlement or assume the defense of such claim or proceeding. If the Indemnifying Party elects to assume the defense of any such claim or proceeding or negotiate, settle or otherwise deal with such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable. The Indemnified Party shall provide the Indemnifying Party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours or as otherwise may reasonably be required and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. No settlement in respect of any third Person claim may be effected by the Indemnifying Party without the Indemnified Party's prior written consent unless the settlement involves a full and unconditional release of the Indemnified Party. If the Indemnifying Party shall fail to undertake any such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 8.3 and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding, except where the Indemnifying Party has failed to undertake any defense, in which case the Indemnifying Party shall have no right to participate in any settlement or assume the defense of such claim or proceeding.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

     9.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a)  By the written agreement of each of AMX and each of the BCI Group; or

     (b) By either AMX or the BCI Group if the Closing shall not have occurred on or prior to August 9, 2002, provided however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure (or whose Affiliate's failure), directly or indirectly, to fulfill any obligation or covenant under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to August 9, 2002.

     9.2 Effect of Termination. If this Agreement is terminated as permitted under Section 9.1, such termination shall be without liability to any party to this Agreement except (i) that the provisions of Sections 5.1, 6.1, 9.2, 10.1, 10.9, 10.10, 10.11, 10.12 and 10.14 shall survive the termination of this Agreement and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     9.3 Waiver. With respect to any party, the other parties may (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties of such parties contained herein or in any document delivered by such party pursuant hereto or (c) waive compliance with any of the agreements or covenants of such party contained herein. Unless and to the extent that a particular party is expressly authorized to waive such inaccuracies or compliance under this Agreement, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver by any party not a signatory to such written instrument evidencing such waiver, a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, regardless of whether or not the Closing shall have occurred.

     10.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

          (a)  if to the BCI Group:

               Bell Canada International Inc.
               1000, rue de La Gauchetiere Ouest
               Bureau 1100
               Montreal, Quebec
               H3B 4Y8 Canada
               Facsimile:  (514) 392-2470
               Attention:   Chief Executive Officer
               with a copy to:

               Bell Canada International Inc.
               1000, rue de La Gauchetiere Ouest
               Bureau 1100
               Montreal, Quebec
               H3B 4Y8 Canada
               Facsimile:  (514) 392-2342
               Attention:   Vice President, Law and Corporate Secretary

               with a further copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Facsimile:  (212) 848-7179
               Attention:   Mark Roppel

          (b)  if to AMX:

               America Movil, S.A. de C.V.
               Lago Alberto 366
               Torre Telcel 1, Piso 2
               Colonia Anahuac
               11320 Mexico, D.F.
               Mexico
               Facsimile:  (52 55) 2581-4440
               Attention:   Alejandro Cantu

               with a copy to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, NY  10006
               Facsimile:  (212) 225-3999
               Attention:   Nicolas Grabar


     10.3 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination by a Governmental Authority that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     10.5 Entire Agreement. This Agreement and the other Transaction Documents and any other document entered into pursuant to the terms hereof or thereof constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof.

     10.6 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of each of the parties (which consent may be granted or withheld in the sole discretion of each party).

     10.7 No   Third Person Beneficiaries. Except for the provisions of Article
VIII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     10.8 Amendment. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by, or on behalf of, each of the parties.

     10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     10.10 Arbitration. (a) The parties agree that any controversy, claim or dispute arising out of or relating to or in connection with this Agreement including, without limitation, any dispute regarding its breach, termination, enforceability or validity (each, a "Dispute") shall be finally settled by binding arbitration in The City of New York, New York County, before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") under its Rules of Arbitration as in effect at the time of this Agreement, except as they may be modified herein by agreement of the parties, and shall be conducted in the English language. The BCI Group shall be deemed as a single party to the arbitration. Each party shall nominate one arbitrator, obtain its nominee's acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee's acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty (30) days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. Nonetheless, in no event shall any such arbitrator nominated by the other arbitrators be a resident in, or a domicile of, any country in which AMX or BCI is domiciled or has its principal place of business. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other parties within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The three arbitrators


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

appointed in accordance with the above provisions shall mutually agree to designate one of them to act as chair within thirty days of their appointment. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. In the event that the arbitrators nominated in accordance with the above provisions fail to agree upon the selection of a chair within this time period, upon request of any party, the chair shall instead be designated by the ICC within thirty days of receiving such request. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree to submit to the nonexclusive personal jurisdiction of the federal and state courts sitting in The City of New York, New York for the purpose of enforcing this agreement to arbitrate.

     (b)  No provision of, nor the exercise of any rights under, this Section
10.10 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of New York (which shall have exclusive jurisdiction for purposes of this Section 10.10(b)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in The City of New York, County of New York for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 10.10(b) in the same manner as provided for the giving of notice hereunder.

     (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in The City of New York, County of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

     (d) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

     (e) Each of BCI, BCI Investments and AMX hereby irrevocably designates CT Corporation, with offices situated at present at 111 Eighth Avenue, New York, NY 10011 as its authorized agent, respectively, to accept and acknowledge on its behalf service under this Agreement or any of the other Transaction Documents of any process which may be served in any proceeding in the State of New York.

     10.11 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     10.12 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby and for any counterclaim therein.

     10.13 Set-off. All payments hereunder shall be made irrespective of and free and clear of any right of counterclaim or set-off.

     10.14 Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity. Notwithstanding the foregoing, the transactions contemplated by this Agreement are intended to be entered into concurrently and in consideration of each other, and shall not be severable.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed as of the date first written above by its respective officers or managers thereunto duly authorized.


                       BELL CANADA INTERNATIONAL INC.


                       By:
                            ----------------------------------------------------
                            Name:
                            Title:


                       BELL CANADA INTERNATIONAL INVESTMENTS LIMITED


                       By:
                            ----------------------------------------------------
                            Name:
                            Title:


                       AMERICA MOVIL, S.A. de C.V.


                       By:
                            ----------------------------------------------------
                            Name:  Daniel Hajj Aboumrad
                            Title:   Attorney-in-fact

                       By:
                            ----------------------------------------------------
                            Name:  Alejandro Cantu Jimenez
                            Title:    Attorney-in-fact